EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports First Quarter 2012 Results

10% Increase in Same-Center Net Operating Income

8.3% Increase in Common Cash Dividend

WHITE PLAINS, N.Y., May 3, 2012 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (Nasdaq:ROIC) announced today financial and operating results for the quarter ended March 31, 2012.

HIGHLIGHTS

  Net income of $1.1 million, or $0.02 per diluted share for 1Q'12
  Funds From Operations (FFO) of $8.4 million, or $0.17 per diluted share (1) for 1Q'12
  $75.3 million of shopping center investments committed year to date
  10.0% increase in same-center cash net operating income (1Q'12 vs. 1Q'11)
  172,000 square feet of leases executed in 1Q'12 (new and renewed)
  100 basis point increase in portfolio occupancy (92.3% at 3/31/12)
  22.9% debt-to-total market capitalization ratio at 3/31/12
  Quarterly cash dividend of $0.13 per share of common stock declared (8.3% increase)

   __________________________

(1)  See the end of this press release for a reconciliation of GAAP net income to FFO.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "We are off to a great start in 2012, as we continue to broaden our portfolio through acquiring quality, grocery-anchored shopping centers and enhancing value through our proactive management and leasing programs. We have over $75 million of shopping center investments committed to thus far in 2012. Additionally, in terms of property operations, we posted solid results during the first quarter, including increasing same-center net operating income by 10.0%, leasing 172,000 square feet and increasing occupancy by 100 basis points to 92.3%." Tanz continued, "With these accomplishments, we are on track to meet our objectives for the year, including our previously stated guidance of achieving FFO between $0.68 and $.78 per diluted share for 2012."

FINANCIAL SUMMARY

For the three months ended March 31, 2012, net income attributable to common stockholders was $1.1 million, or $0.02 per diluted share. FFO for the first quarter 2012 was $8.4 million, or $0.17 per diluted share. ROIC reports FFO as a supplemental performance measure. See the end of this press release for a reconciliation of GAAP net income to FFO.

At March 31, 2012, ROIC had a total market capitalization of $842.3 million, including $192.9 million of debt outstanding, equating to a 22.9% debt-to-total market cap ratio. At March 31, 2012, 73.9% of ROIC's debt was at fixed interest rates and the company had $15.0 million outstanding on its $175.0 million unsecured credit facility. At March 31, 2012, 87.4% of ROIC's portfolio was unencumbered based on gross leasable area.

INVESTMENT SUMMARY

During the first quarter 2012, ROIC acquired two shopping centers in separate transactions totaling $45.4 million. ROIC funded the acquisitions with a combination of $22.0 million in cash, the assumption of an existing $8.4 million mortgage and borrowings totaling $15.0 million on its unsecured credit facility.

Subsequent to the end of the first quarter, ROIC acquired one shopping center for $4.2 million and purchased for $8.3 million an existing mortgage loan secured by a shopping center. ROIC funded the acquisitions with borrowings on its unsecured credit facility. Additionally, ROIC is currently in escrow to acquire one shopping center for $17.4 million.

Gateway Shopping Center

In February 2012, ROIC acquired Gateway Shopping Center for $29.5 million. The shopping center is approximately 101,000 square feet and is anchored by WinCo Foods (NAP) and Rite Aid. The property is located in Marysville, Washington, within the Seattle metropolitan area and is currently 97.6% leased.

Euclid Plaza

In March 2012, ROIC acquired Euclid Plaza for $15.9 million. The shopping center is approximately 69,000 square feet and is anchored by Vallarta Supermarket, a Southern California based grocer, and Walgreens. The property is located in San Diego, California and is currently 100.0% leased. The shopping center is fully entitled for a 10,000 square foot expansion for new shop retailers, which ROIC is currently pursuing.

Aurora Square

In May 2012, ROIC acquired Aurora Square for $4.2 million. The shopping center is approximately 38,000 square feet and is anchored by Central Market (Town & Country), a regional grocery store. The property is located in Shoreline, Washington, within the Seattle metropolitan area and is currently 100.0% leased.

Marlin Cove

ROIC is currently in escrow to acquire Marlin Cove for $17.4 million. The shopping center is approximately 75,000 square feet and is anchored by 99 Ranch (Tawa) Supermarket, a regional grocery store operating 28 stores in four states. The property is located in the San Francisco Bay Area community of Foster City, California and is currently 80.0% leased.

CASH DIVIDEND

On March 15th, 2012, ROIC distributed a $0.12 per share cash dividend, equating to a 70.6% FFO payout ratio for the first quarter 2012. On May 2, 2012, the Company's board of directors declared a cash dividend on its common stock of $0.13 per share, payable on May 30, 2012 to holders of record on May 16, 2012. The $0.13 per share dividend represents an 8.3% increase over ROIC's previous cash dividend.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on May 3, 2012 at 12:00 p.m. Eastern Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 67987154. A live webcast will also be available in listen-only mode at http://www.roicreit.com/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on May 3, 2012 and will be available until 11:59 p.m. Eastern Time on May 9, 2012. To access the conference call recording, dial (855) 859-2056 (domestic), or (404) 537-3406 (international) and use the Conference ID: 67987154. The conference call will also be archived on http://www.roicreit.com/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corporation (Nasdaq:ROIC) is a fully integrated, self-managed real estate investment trust.  The Company specializes in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores.  At March 31, 2012, ROIC's property portfolio included 35 shopping centers encompassing approximately 3.9 million square feet. Additional information is available at www.roicreit.net.

The Retail Opportunity Investments Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6855

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of ROIC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Additional information regarding these and other factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K.

RETAIL OPPORTUNITY INVESTMENTS CORP. CONSOLIDATED BALANCE SHEETS

	March 31, 2012 (unaudited)	December 31, 2011
ASSETS
Real Estate Investments:
Land	$ 176,193,572	$ 167,191,883
Building and improvements	449,998,716	413,640,527
	626,192,288	580,832,410
Less: accumulated depreciation	18,376,326	14,451,032
	607,815,962	566,381,378
Mortgage notes receivable	10,000,000	10,000,000
Investment in and advances to unconsolidated joint ventures	26,650,344	26,242,514
Real Estate Investments, net	644,466,306	602,623,892
Cash and cash equivalents	10,738,987	34,317,588
Restricted cash	1,703,079	1,230,808
Tenant and other receivables	7,721,266	6,895,806
Deposits	500,000	500,000
Acquired lease intangible asset, net of accumulated amortization	32,296,754	32,024,153
Prepaid expenses	981,014	672,679
Deferred charges, net of accumulated amortization	14,970,057	15,342,132
Other	851,981	825,569
Total assets	$ 714,229,444	$ 694,432,627

LIABILITIES AND EQUITY
Liabilities:
Credit facilities	$ 125,000,000	$ 110,000,000
Mortgage notes payable	67,864,171	59,905,964
Acquired lease intangibles liability, net of accumulated amortization	46,734,516	46,700,620
Accounts payable and accrued expenses	5,420,075	7,475,283
Tenants' security deposits	1,578,114	1,552,630
Other liabilities	18,000,685	18,309,076
Total liabilities	264,597,561	243,943,573
Commitments and contingencies	—	—

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; and 49,587,238 and 49,375,738 shares issued and outstanding at March 31, 2012 and December 31, 2011	4,959	4,938
Additional paid-in-capital	487,206,209	484,194,434
Accumulated deficit	(24,453,384)	(19,617,877)
Accumulated other comprehensive loss	(13,128,290)	(14,094,830)
Total Retail Opportunity Investments Corp. stockholders' equity	449,629,494	450,486,665
Noncontrolling interests	2,389	2,389
Total equity	449,631,883	450,489,054
Total liabilities and equity	$ 714,229,444	$ 694,432,627

RETAIL OPPORTUNITY INVESTMENTS CORP. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
	For the Three Months Ended
	March 31, 2012	March 31, 2011
Revenues
Base rents	$ 13,341,420	$ 7,181,194
Recoveries from tenants	3,104,042	1,905,219
Mortgage interest	202,222	954,508
Total revenues	16,647,684	10,040,921
Operating expenses
Property operating	2,969,348	1,095,524
Property taxes	1,599,159	1,052,393
Depreciation and amortization	6,649,818	4,251,799
General & Administrative Expenses	2,419,838	2,388,702
Acquisition transaction costs	122,843	175,115
Total operating expenses	13,761,006	8,963,533

Operating income	2,886,678	1,077,388
Non-operating income (expenses)
Interest expense and other finance expenses	(2,293,748)	(915,902)
Gain on bargain purchase	—	5,761,854
Equity in earnings from unconsolidated joint ventures	524,329	243,279
Interest income	10,145	13,470
Net income attributable to Retail Opportunity Investments Corp.	$ 1,127,404	$ 6,180,089
Basic income per share:	$ 0.02	$ 0.15
Diluted income per share:	$ 0.02	$ 0.15
Dividends per common share	$ 0.12	$ 0.08

CALCULATION OF FUNDS FROM OPERATIONS (unaudited)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
	$1,127,404	$6,180,089
Net income (Loss) for period

Plus: Real property depreciation	3,206,588	1,803,464
Amortization of tenant improvements and allowances	1,088,800	565,863
Amortization of deferred leasing costs	2,960,695	2,321,823
Funds from operations	$8,383,487	$10,871,239
Plus: Acquisition transaction costs	122,843	175,115
Modified funds from operations	$8,506,330	$11,046,354

Net Cash Provided by (Used in):
Operating Activities	$ 4,114,107	$ 4,270,031
Investing Activities	$ (38,803,129)	$ (86,708,714)
Financing Activities	$ 11,110,421	$ 9,466,366

ROIC computes FFO in accordance with the "White Paper" on FFO published by NAREIT, which defines FFO as net income attributable to common shareholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures. FFO as defined by ROIC may not be comparable to similarly titled items reported by other real estate investment trusts due to possible differences in the application of the NAREIT definition used by such REITs.  In addition, ROIC calculates modified FFO, by adding acquisition transaction costs associated with business combinations which have been expensed in accordance with GAAP to FFO as defined above. For the three months ended March 31, 2012 and 2011, ROIC expensed $122,843 and $175,115, respectively relating to real estate acquisitions. The table above provides a reconciliation of net income applicable to stockholders in accordance with GAAP to FFO and modified FFO for the three months ended March 31, 2012 and 2011.

CONTACT: Liz Coughlin, Investor Relations
         914-620-2702
         lcoughlin@roireit.net